UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2025, Super League Enterprise, Inc. (the “Company”) and Yield Point NY, LLC (the “Purchaser”), entered into Amendment No. 1 to the Secured Convertible Promissory Note (the “Note Amendment”), originally issued on July 10, 2025, pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and the Purchaser, dated therewith. Pursuant to the Note Amendment: (i) the “Conversion Price” was amended to $5.95, subject to adjustment as set forth in the Note; and (ii) the “Floor Price” was amended to $1.19. All other terms and conditions of the Note remain in full force and effect. For more information on the Note and the Purchase Agreement, please refer to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 14, 2025.

The foregoing summary of the terms and conditions of the Note Amendment is qualified in its entirety by reference to the full text of the Note Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
10.1	Amendment No. 1 to Secured Convertible Promissory Note, dated September 30, 2025, by and between Super League Enterprise, Inc., and Yield Point NY, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: September 30, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer